Exhibit 99.01

[FormFactor Letterhead]

November 23, 2007

Mario Ruscev

6 rue Voltaire

78100 Saint Germain en Laye

France

Dear Mario,

                By this Letter Agreement, we welcome the opportunity to offer you a salaried, exempt position with FormFactor, Inc. (the “Company”) as President.  You will also serve as a member of the Company’s Board of Directors (the “Board”). Your employment will begin on your Start Date.  Your “Start Date” shall be the second Monday following the later of (i) the date your post-termination obligations with your prior employer have been satisfied such that you are allowed to start employment with the Company or (ii) the date you  have obtained admission to the United States by the United States Customs and Border Protection Agency in a classification authorizing work for the Company in the United States.  In any event, if your Start Date has not commenced by March 15, 2008, this Letter Agreement may be revoked.  This Letter Agreement and your employment will only be effective if the Company receives your authorization to work in the United States on or prior to your Start Date.  We look forward to having you join us at this exciting time for the Company.

                In your capacity as President, you will report to me, and you will receive an annual salary of $500,000, which will be paid bi-weekly in accordance with, and subject to, the Company’s normal payroll procedures.  The annual compensation specified in this paragraph, together with any increases in such compensation that the Company may grant from time to time, is referred to in this Letter Agreement as “Base Compensation.”  Your primary work place shall be at the Company’s corporate headquarters in Livermore, California.

                You shall be eligible to participate in the Key Employee Bonus Plan.  Your target bonus is 100% of base salary with the opportunity to earn 200% of base salary based on extraordinary achievement of objectives, which percentages may be changed by the Company from time to time.  For 2008, the annual bonus is guaranteed at 100% of base salary.  You will be allowed to participate in the establishment of objectives under the Key Employee Bonus Plan.  However, the Company shall retain final discretion on such objectives.  Payment for each year’s bonus actually earned shall be made to you no later than the fifteenth day of the third month after the end of the applicable fiscal year and any such earned bonus shall be fully paid to you even if you are no longer employed by the Company after the end of the applicable performance year.

                During your employment, you shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with your duties hereunder.  Your reasonable moving expenses from Paris, France shall also be reimbursed.  The Company shall promptly reimburse you for such expenses upon presentation of appropriate supporting documentation, all in accordance with the

Company’s generally applicable policies.  You shall also be entitled to a relocation allowance not to exceed 2 months Base Compensation.

                The Company shall pay all reasonable legal fees and expenses incurred in connection with the negotiation, preparation and execution of this Letter Agreement not to exceed $10,000.00.  The Company shall directly make full payment to your legal counsel within 30 days after the Company’s receipt of applicable invoices.

                You shall also be paid a $100,000 signing bonus, which you will receive as a separate check included with your first paycheck.  In the event you voluntarily terminate your employment without Good Reason or your employment is terminated for Cause prior to the first anniversary of the Start Date, you will be required to repay a pro rata portion (based on the number of full calendar months remaining in the initial 12 months of employment) of this bonus within 60 days of your “separation of service” (as defined below in this Letter Agreement).

                As long as you remain a regular full-time employee of the Company, you are eligible to receive certain employee benefits that are offered to our regular full-time employees, which may from time to time change at the Company’s discretion. These currently include:

  -   Medical, Dental and Vision Insurance Benefits

  -   Short-Term and Long-Term Disability Insurance Coverage

  -   Group Life Insurance

  -   Paid Time-Off

  -   401k Plan with Company Match

  -   401k Variable Contribution Plan

  -   Section 125 Flex Spending Plan

  -   Employee Assistance Program

  -   Employee Stock Purchase Plan

                Coverage for the above-mentioned medical, dental, vision, disability and life insurance benefits begin on your Start Date. Dependent coverage is also available through this plan. Employee and dependent contributions to the plan are outlined in our employee benefits guide.  Further, you and, to the extent applicable, your dependents, will be allowed to participate in all benefits, plans and programs, including improvements or modifications thereof, that are now, or may hereafter be, offered to other executive employees of the Company.

     You will be entitled to 20 days of paid vacation annually.

                On the Start Date, the Compensation Committee of the Board shall grant to you, pursuant to the 2002 Equity Incentive Plan, 40,000 Restricted Stock Units (“Units”) and also a nonqualified stock option to purchase 100,000 shares of the Company’s common stock (“Option”).  The per share exercise price of the Option shall be equal to the fair market value of a share of Company common stock on the date of grant which will be awarded in compliance with the Company’s standard policy for new hires.  The Option shall cliff vest 25% at the end of the first anniversary of the date of grant and monthly thereafter as to 1/48th of the Option for the next 36 months.  The Units vest 25% at the end of the first anniversary of the date of grant and annually thereafter as to 25% for each of the next three years.  The other terms and conditions of the Option and the Units shall be subject to the Company’s standard forms as may be modified by this Letter Agreement.  You will be eligible for subsequent annual equity grants at such times and in such amounts as determined by the Compensation Committee of the Board to ensure your compensation remains competitive with the marketplace.

                You should be aware that your employment with the Company is for no specified period and constitutes at will employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to conclude its employment relationship with you at any time and for any reason, subject to the terms of this Letter Agreement.

                If there is an Involuntary Termination (as defined below) of your employment with the Company, subject to your execution, delivery and non-revocation of a mutual release substantially in the form of Exhibit A (the “Release”) within 45 days from your “separation from service” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), the Company shall pay you cash in an amount equal to one times your then annual Base Compensation (the “Cash Severance”).  In addition, you shall receive a cash payment equal to a pro-rata portion of the annual bonus for the fiscal year of your termination of employment, with the pro-rata amount based on your then annual Base Compensation, your then target bonus percentage and the number of calendar days that you were an employee during such fiscal year divided by 365.  Subject to the terms of the Release, all amounts payable under this paragraph shall be made in a single lump sum payment to you within 60 days after your separation from service.  You shall also receive the benefits provided in the paragraphs below, if applicable, and all such payments and benefits shall not be subject to mitigation or offset (except as specified in below).

                If you are entitled to receive the payments above, and if you elect to continue your (and your dependents) health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) following your separation from service, then the Company shall pay your monthly premium under COBRA until the earliest of (i) 12 months after your separation from service date, (ii) the expiration of your continuation coverage under COBRA or (iii) the date when you commence receiving substantially equivalent health insurance coverage in connection with new employment or other source.

                If you are entitled to receive the payments above upon your separation from service, then you will become immediately vested in an additional number of shares of Company common stock under all of your outstanding compensatory equity as if you had continued in employment for 12 additional months following your separation from service.  Further, you will have 12 months following your separation from service to exercise any vested stock options not to exceed the expiration date of such options.

                In the event that the Company determines that any of the benefits payable hereunder would violate Section 409A of the Code (“Section 409A”), then the Company and you shall agree to implement adjustments needed to comply with Section 409A (to the minimum extent necessary to avoid the imposition of any excise taxes and without reducing the absolute value of such benefits); provided, however, that if the payment of any amount or benefit hereunder would be subject to additional taxes and interest under Section 409A because the timing of such payment is not delayed as provided in Section 409A(a)(2)(B)(i) and the regulations thereunder, then any such payment or benefit that you would otherwise be entitled to during the first six months following the date of your severance from service shall be accumulated and paid or provided, as applicable, on the date that is six months after the date of your termination of employment (or if such date does not fall on a business day of Company, the next following business day of Company), or such earlier date upon which such amount can be paid or provided under Section 409A without being subject to such additional taxes and interest.  If the provisions of the preceding sentence become applicable such that the payment of any amount is delayed, any payments that are so delayed shall accrue interest on a non-compounded basis, from the date of your severance from service to the actual date of payment, at the prime or base rate of interest announced by Wells Fargo & Company (or any successor thereto) at its principal office in San Francisco on the date of such severance (or the first business day following such date if such severance does not occur on a business day) and shall be paid in a lump sum on the actual date of payment of the delayed payment amount.  You hereby agree to be bound by Company’s determination of its “specified employees” (as such term is defined in Section 409A) in accordance with any of the methods permitted under the regulations issued under Section 409A.

                For all purposes under this Letter Agreement, “Cause” shall mean any of the following committed by you:

                (i)            Repeated failure to follow the reasonable and lawful directions of the Chief Executive Officer and/or the Board; or

                (ii)           Conviction of a felony (or a plea of guilty or nolo contendere by you to a felony); or

                (iii)          Acts of fraud, dishonesty or misappropriation committed by you and intended to result in substantial personal enrichment at the expense of the Company; or

                (iv)          Willful misconduct by you in the performance of your material duties required by this Letter Agreement which is likely to materially damage the Company’s financial position or reputation; or

                (v)           A material breach of this Letter Agreement.

                The foregoing is an exclusive list of the acts or omissions that shall be considered “Cause” for the termination of your employment by the Company.  With respect to the acts or omissions set forth in clauses (i), (iii), (iv) and (v) above, (x) the Board shall provide you with 30 days advance written notice detailing the basis for the termination of employment for Cause, (y) during the 30 day period after you have received such notice, you shall have an opportunity to cure such alleged Cause events and to present your case to the full Board (with the assistance of your own counsel) before any termination for Cause is finalized by a vote of a majority of the Board and (z) you shall continue to receive the compensation and benefits provided by this Letter Agreement during the 30 day cure period.  In addition, no act or failure to act by you shall be treated as willful or intentional for purposes under this Letter Agreement if performed in good faith with the reasonable belief that the action or inaction was in the best interest of the Company.

                For all purposes under this Letter Agreement, “Involuntary Termination” shall mean any of the following:

                (i)            termination of your employment by the Company without Cause (including death or permanent disability); or

                (ii)           your resignation of employment for Good Reason (as defined below).

                For all purposes under this Letter Agreement, “Good Reason” shall mean any of the following that occur without your prior written consent:

                (i)            the relocation of your primary work location by more than fifty (50) miles from your primary work location as specified above; or

                (ii)           any material reduction of your Base Compensation or any material reduction of your annual bonus opportunity, for either of which “material” shall mean more than 10%; or

                (iii)          any material reduction or diminution of your duties, authority or responsibilities other than on account of your voluntary termination (without Good Reason), of your employment; or

                (iv)          the Company’s material breach of this Letter Agreement including without limitation the failure to timely provide you the cash compensation, equity compensation and/or employee benefits specified under this Letter Agreement, provided that you shall have provided the Company with 30 days advance written notice and an opportunity to cure such breach during such 30 day period; or

                (v)           the failure of any successor of the Company to expressly in writing assume the Company’s obligations under this Letter Agreement.

                You may also resign with Good Reason if immediately following the one year anniversary of the Start Date (or such later date as may be agreed to) you have a meeting with the CEO to review progress and you resign within 30 days of that meeting.

                Except for the immediately preceding sentence which shall also constitute “Good Reason” under your Change of Control Severance Agreement and your right to exercise your vested stock options for 12 months not to exceed the expiration date of such options following your separation from service, this Letter Agreement will have no effect in the event of and following a “change of control” as defined in your Change of Control Severance Agreement.

                I have enclosed our standard Agreement Regarding Employment, Confidential Information, Invention Assignment, and Arbitration as a condition of your employment. If you accept this offer, please return a signed copy to me prior to your Start Date. That Agreement requires, among other things, that in the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree that all such disputes shall be fully and finally resolved by final and binding arbitration conducted by the American Arbitration Association in Alameda County, California. However, the Company and you shall continue to have the right to seek judicial relief in the form of injunctive and/or equitable relief, including but not limited to relief for threatened or actual misappropriation of trade secrets or other unfair competition.

                Additionally, you will be required to comply at all times with the Company’s various rules, policies and procedures, including those set forth in our Employee Handbook, our Statement of Corporate Code of Business Conduct (“Corporate Code”), and our Statement of Policy regarding Insider Trading (“Insider Trading Policy”). Copies of these three documents, and all our policies and procedures will be available in hard copy and on inForm - our internal intranet site. Within 30 days of the Start Date, you will be required to provide the Company with signed acknowledgements relating to the Employee Handbook, the Corporate Code and the Insider Trading Policy. You should understand that, while referenced in this Letter Agreement, the Company rules, policies and procedures are not incorporated by reference into this Letter Agreement, and they can be changed, replaced or withdrawn at any time at the discretion of the Company upon notice to you. Further, the Company will enter into an indemnification agreement with you in substantially the same the form as has been used for other directors and/or officers.

                To indicate your acceptance of the Company’s offer, please sign and date this Letter Agreement in the space provided below and return it to me. A duplicate original is enclosed for your records. This offer, if not accepted, will expire 10 days from the offer date. This Letter Agreement, along with the agreement relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral. This Letter Agreement may not be modified or amended except by a written agreement, signed by an officer of the Company and by you.

                Mario, we look forward to your favorable reply and to a productive, fun and exciting working relationship.

Sincerely,

FormFactor, Inc.

/s/ Igor Khandros
Igor Khandros
CEO

ACCEPTED AND AGREED TO this 29th day of November, 2007

/s/ Mario Ruscev
Mario Ruscev